SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) SEPTEMBER 14, 1999

                          DYNAMIC HEALTH PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                           0-23031                34-1711778
-------------------------------          -----------         -------------------
(State or other jurisdiction of         (File Number)         (I.R.S. Employer
      incorporation)                                         Identification No.)

6950 Bryan Dairy Road
LARGO,  FLORIDA                                                  33777
------------------------------------------                      --------
(Address of principal executive offices)                       (Zip Code)

         Registrant's telephone number, including area code 727-544-8866

ITEM 5. OTHER EVENTS.

     Dynamic Health Products, Inc. ("the Company"), a Florida corporation, has entered into an Agreement and Plan of Reorganization to sell all of the shares of capital stock of Becan Distributors, Inc. ("Becan"), a wholly-owned subsidiary of the Company, to Nutriceuticals.com Corporation ("Nutriceuticals"), a Nevada corporation. At the closing, the Company will receive a total of $2,000,000 in cash and 4,000,000 shares of common stock, $.001 par value, of Nutriceuticals. Additional consideration of 2,000,000 shares of common stock, $.001 of Nutriceuticals, which shares shall be placed in escrow pursuant to an escrow agreement, and which shares would be issuable at a future date to the Company upon the attainment by Becan of certain projected revenues and gross margins for the years ending 2000 and 2001. The number of shares of Nutriceuticals common stock shall be reduced by 50% after the effective time of a one-for-two reverse split which is expected to be approved by Nutriceutical's Board in September 1999.

     The sale is to be accomplished in accordance with the terms of an Agreement and Plan of Reorganization dated September 8, 1999, by and between Nutriceuticals and the Company. The closing is subject to the success of a secondary public offering of Nutriceuticals common stock. The number of shares of Nutriceuticals common stock to be issued by Nutriceuticals in consideration of the shares of Becan common stock was determined based upon the relative estimated value of each of the companies and was approved by unanimous vote of the Board of Directors of the Company, including the members of the Board of Directors of the Company who were not affiliated with Nutriceuticals. Jugal K. Taneja continues to be the Chairman of the Board of the Company and a Director of Nutriceuticals.

     It was determined by Management of the Company that it would be in the best interest of the Company and its shareholders to sell Becan to Nutriceuticals to further certain of its business objectives, including without limitation, providing additional working capital to the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c ) Exhibits in accordance with the provisions of Item 601 of Regulation
          S-K:

2 Agreement and Plan of Reorganization dated September 8, 1999, by and Between Nutriceuticals.com Corporation and Dynamic Health Products, Inc, the sole stockholder of Becan Distributors, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                                   DYNAMIC HEALTH PRODUCTS, INC.

Date:  SEPTEMBER 14, 1999                          /s/ KOTHA S. SEKHARAM
      -------------------                          -----------------------------
                                                   Kotha S. Sekharam, President

                                 EXHIBIT INDEX
EXHIBIT
NO.        DESCRIPTION
-------    -----------

2 Agreement and Plan of Reorganization dated September 8, 1999, by and Between Nutriceuticals.com Corporation and Dynamic Health Products, Inc, the sole stockholder of Becan Distributors, Inc.